Exhibit 99.8

IRREVOCABLE PROXY

Dated as of February 25, 2008

The undersigned Stockholder (the “Stockholder”) of National Medical Health Card Systems, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Gordon Glenn and Jeffrey Park, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Covered Shares”), in accordance with the terms of this Proxy.  The Covered Shares beneficially owned by the Stockholder as of the date of this Proxy are listed on the signature page of this Proxy, along with the number(s) of the stock certificate(s) representing such Covered Shares.  Upon the Stockholder’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Covered Shares are hereby revoked and terminated, and the Stockholder agrees not to grant any subsequent proxies with respect to the Covered Shares, with respect to any of the matters referred to in any of clauses (a) through (c) below until after the Expiration Time (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Stockholder Agreement of even date herewith (the “Stockholder Agreement”) by and among SXC Health Solutions Corp., a corporation organized under the laws of Yukon Territory, Canada (“Parent”), the Company and the undersigned Stockholder of the Company, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (as it may hereafter be amended from time to time in accordance with the provisions thereof, the “Merger Agreement”) by and among Parent, SXC Health Solutions, Inc., a Texas corporation (“US Corp.”), Comet Merger Corporation, a newly-formed Delaware corporation that is wholly-owned by US Corp. and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and the Company.  The Merger Agreement provides that Merger Sub will commence an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), and following the consummation of the Offer (or, subject to certain conditions, in lieu thereof), Merger Sub will merge with and into the Company (the “Merger”) and the Stockholder will be entitled to receive the merger consideration specified therein.  The term “Expiration Time”, as used in this Proxy, shall mean the earliest to occur of (i) the Operative Date, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the termination of the Stockholder Agreement in accordance with its terms.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the Stockholder, at any time prior to the Expiration Time, to act as the Stockholder’s attorney and proxy to vote all of the Covered Shares (or, if applicable, only such portion of the Covered Shares as is provided in Section 3.1(b) of the Stockholder Agreement), and to exercise all voting, consent and similar rights of the undersigned with respect to all of the Covered Shares (or, if applicable, only such portion of the Covered Shares as is provided in Section 3.1(b) of the Stockholder Agreement) (including, without limitation, the power to execute and deliver written consents) at every annual or special meeting of stockholders of the Company (and at every adjournment or postponement thereof), and in every written consent in lieu of such meeting:

(a) in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof, as reasonably requested by Parent, submitted for the vote or written consent of stockholders;

(b) against any action or agreement submitted for the vote or written consent of stockholders that the Stockholder knows is in opposition to, or competitive or materially inconsistent with, the Offer or the Merger or that the Stockholder knows would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in the Stockholder Agreement; and

(c) against any Acquisition Proposal (as defined in the Merger Agreement) and against any other action, agreement or transaction submitted for the vote or written consent of stockholders that the Stockholder knows would impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Offer or the Merger or the other transactions contemplated by the Merger Agreement or the Stockholder Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Stockholder of its obligations under the Stockholder Agreement, including, but not limited to: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company (including capital stock or other equity interests in its Subsidiaries) or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company’s certificate of incorporation or bylaws (except for any amendment to increase the authorized capital stock); and (F) any change in the capitalization of the Company or the Company’s corporate structure.

Any term or provision of this Proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Proxy shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the Stockholder agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

The restrictions and covenants of the Stockholder hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of the Company or any of its Subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by the Stockholder of this Proxy.

Any obligation of the Stockholder hereunder shall be binding upon the successors and assigns of the Stockholder.

This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

[signature page follows]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the Stockholder has caused this Irrevocable Proxy to be duly executed as of the day and year first above written.

NEW MOUNTAIN PARTNERS, L.P.

By:  New Mountain Investments, L.P.,
        its general partner

By:  New Mountain GP, LLC,
        its general partner

By:    /s/ Steven B. Klinsky
Name:  Steven B. Klinsky
Title:    Chief Executive Officer

NUMBER OF OUTSTANDING SHARES OF COMPANY STOCK
BENEFICIALLY OWNED BY THE STOCKHOLDER:

SERIES A 7% CONVERTIBLE PREFERRED STOCK               6,790,797

COMMON STOCK                                                                              6,790,797 (upon conversion)

Stockholder Address:	with a copy to:
New Mountain Partners, L.P. 787 Seventh Avenue, 49th Floor New York, NY 10019 Attention: Mr. Michael B. Ajouz Fax: (212) 582-2277	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 Attention: Aviva F. Diamant, Esq. Fax: (212) 859-4000